Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS

FOURTH QUARTER AND FULL-YEAR 2014 RESULTS

Fourth quarter and full-year 2014 Net Income of $0.31 and $0.85 per diluted common share, respectively

First quarter and full-year 2015 Net Income estimated to be between $0.21 to $0.24 and $1.02 to $1.14 per diluted common share, respectively

Declared first quarter 2015 dividend of $0.25 per common share

DECEMBER 31, 2014 FINANCIAL RESULTS

Chicago, IL — March 5, 2015 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” or “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate (“CRE”) investments, reported net income of $8.9 million or $0.31 per diluted common share and $24.4 million or $0.85 per diluted common share, respectively, for the fourth quarter and full-year of 2014. In addition, the Company announced that its Board of Directors declared a first quarter 2015 dividend of $0.25 per common share payable on April 15, 2015 to common stockholders of record on March 31, 2015.

“We are very pleased with our fourth quarter results as evidence of the progress we have made in both our principal lending and mortgage banking businesses,” commented Todd Schuster, President and Chief Executive Officer of ACRE.  “The quarter was active with more than $556 million in new originations, bringing full year originations to more than $1.3 billion across the platform. We are particularly pleased with our $313 million in Mortgage Banking originations for the fourth quarter, well ahead of our previously announced estimate of $200 million to $250 million. Moreover, the breadth and diversity of our $243 million in new Principal Lending commitments were highlighted by a $170 million preferred equity investment in an owner of multifamily, student housing, medical office and self-storage properties. Consistent with our goals of portfolio diversification and optimization of our available capital, we strategically brought in an institutional investor to hold a non-controlling minority stake. This transaction demonstrates our structuring capabilities, the benefits of our direct origination platform and the resources that are available to ACRE through its affiliation with Ares Management.”

“Overall in 2014, we broadened our product capabilities, optimized our capital structure and repositioned our Mortgage Banking platform to increase ACRE’s long term profitability,” Mr. Schuster continued.  “As a result, I believe we are well positioned for 2015 and beyond.”

“In 2014, we closed over $500 million of new financing facilities and our $309 million second securitization which allowed us to optimize the financing of our existing assets and extract over $200 million of leveragable capital,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We believe these accomplishments position us to further enhance earnings in 2015.”

INITIAL 2015 GUIDANCE

For the year ending December 31, 2015, the Company is estimating net income per diluted common share to be between $1.02 to $1.14 for the year.

In addition, in order to provide insight into management expectations regarding the anticipated earnings impact of traditionally lower production volume of new loan originations in the quarter ending March 31, 2015, the Company is estimating net income per diluted common share to be between $0.21 to $0.24 for the quarter.

The Company’s guidance is based upon management’s current expectations regarding (1) the timing and amount of, and returns on, originations in the Principal Lending and Mortgage Banking segments in the Company’s existing pipeline, (2) the timing and amount of repayments in the Principal Lending and Mortgage Banking segments, (3) the availability and cost, including advance rates, of additional debt capital to fund new investments and commitments on existing investments, refinance existing indebtedness and for general corporate working capital purposes, (4) interest rate volatility, (5) change in the fair value of mortgage servicing rights and derivatives held by the Company, (6) taxation associated with the Company’s taxable REIT subsidiaries (“TRS”), including most significantly the TRS that holds the Mortgage Banking segment, (7) changes in the Company’s operating costs and expenses, (8) impact of raising additional debt or equity capital and (9)  material acquisitions or dispositions by the Company. The Company’s guidance is also based on current expectations of market conditions, including but not limited to the level of lending and borrowing spreads, commercial real estate loan volumes and government-sponsored enterprise activity and the judgment of the Company’s management team. There is no guarantee or assurance that such activities will occur as expected or at all. The Company’s earnings estimates are forward-looking statements and are subject to risks and other factors described elsewhere in this press release. The Company will discuss the earnings estimates on its March 5, 2015 conference call. Actual events or conditions may differ materially from these assumptions and therefore, actual results may vary significantly.

THREE MONTHS ENDED DECEMBER 31, 2014 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended December 31, 2014, net income was $8.9 million or $0.31 per diluted common share, comprised of $6.7 million net income for Principal Lending and $2.2 million net income for Mortgage Banking.

•                  For the Principal Lending segment, originations for the three months ended December 31, 2014 totaled $243.3 million in commitments and $150.3 million in outstanding principal, excluding non-controlling interests held by third parties, with an additional $13.9 million of fundings on existing commitments. Loan repayments totaled $16.1 million in outstanding principal for the three months ended December 31, 2014.

•                  For the Mortgage Banking segment, originations for the three months ended December 31, 2014 totaled $312.9 million in commitments.

Capital Activities:

•                  In November 2014, ACRE Capital LLC (“ACRE Capital”) increased the aggregate commitment of the Bank of America (the “BAML Line of Credit”) warehouse facility by an additional $100.0 million for the period November 25, 2014 to January 26, 2015.

•                  In December 2014, the Company entered into a master repurchase agreement relating to certain retained subordinated notes in the Company’s CMBS securitization for an aggregate purchase price equal to $57.2 million.

•                  In December 2014, the Company entered into a $250.0 million master repurchase facility that replaced its existing $250.0 million revolving loan facility with Citibank, N.A. which extended the maturity date to December 8, 2016, provided three annual extensions of the maturity date and reduced pricing by 25 basis points from one-month LIBOR plus a pricing margin of 2.25% to 2.75% to one-month LIBOR plus a pricing margin of 2.00% to 2.50% per annum.

•                  In December 2014, the Company amended its $225.0 million master repurchase facility with Wells Fargo Bank, which extended the initial maturity date of the Wells Fargo Facility to December 14, 2015, which is subject to two 12-month extension options.

FULL-YEAR 2014 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For full-year 2014, net income was $24.4 million or $0.85 per diluted common share, comprised of $22.5 million net income for Principal Lending and $1.9 million net income for Mortgage Banking.

•                  For the Principal Lending segment, originations for full-year 2014 totaled $809.0 million in commitments and $628.1 million in outstanding principal, excluding non-controlling interests held by third parties, with an additional $80.2 million of fundings on existing commitments. Loan repayments totaled $210.0 million in outstanding principal for the full-year 2014.

•                  For the Mortgage Banking segment, ACRE Capital originated $496.6 million in commitments during the full-year 2014.

PRINCIPAL LENDING BUSINESS AS OF DECEMBER 31, 2014

During the fourth quarter 2014, the Company originated four new loans totaling $243.3 million in commitments in its Principal Lending segment.  The four new loans include:

•                  a $17.3 million loan collateralized by an apartment building located in New York;

•                  a $35.0 million loan collateralized by an office building located in Oregon;

•                  a $21.0 million loan collateralized by an office building located in Colorado; and

•                  a $170.0 million preferred equity investment in an owner of 22 multifamily, student housing, medical office and self-storage properties located in diversified states. The investment was made by the Company through a joint venture with third party institutional investors.  Under generally accepted accounting principles, the Company consolidates the non-controlling equity interest in the joint venture that is held by the third-party investors. See “Recent Developments” below for additional activity with respect to this investment.

At December 31, 2014, the Company, in its Principal Lending segment, had originated or co-originated 46 loans (excluding 11 loans totaling $277.1 million in outstanding principal that were repaid since inception) totaling approximately $1.6 billion in commitments and $1.4 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate and Duration Summary (amounts in millions, except percentages):

	December 31, 2014
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,156.5	$1,164.1	4.5%	5.0%	2.1
Subordinated debt and preferred equity investments	228.5	231.2	10.3%	10.7%	6.1
Total investment portfolio (excluding non-controlling interests held by third parties)	$1,385.0	$1,395.3	5.5%	6.0%	2.8

(1)                                 The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.  The table above excludes non-controlling interests held by third parties. See reconciliation below of the Carrying Amount as included within the Company’s consolidated balance sheets.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of December 31, 2014 as weighted by the Outstanding Principal balance of each loan.

As of December 31, 2014, 89% of the Principal Lending segment’s investment portfolio consisted of floating rate loans (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of ACRE’s investment portfolio, excluding non-controlling interests, compared to ACRE’s loans held for investment as shown within its consolidated balance sheets is as follows:

As of December 31, 2014
$ in millions	Carrying Amount
Loans held for investment	1,462.6
Non-controlling interest investment held by third parties	(77.6)
Total investment portfolio (excluding non-controlling interests held by third parties)	$1,385.0

Portfolio Diversification Summary as of December 31, 2014 (excluding non-controlling interests held by third parties):

(amounts in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$555.6	40%
Office	440.3	31%
Industrial	109.6	8%
Retail	99.0	7%
Mixed-use	98.4	7%
Various	92.4	7%
Total	$1,395.3	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Southeast	$344.4	24%
Southwest	233.6	17%
Midwest	307.3	22%
West	233.6	17%
Mid-Atlantic/Northeast	184.0	13%
Diversified	92.4	7%
Total	$1,395.3	100%

MORTGAGE BANKING BUSINESS (ACRE CAPITAL) AS OF DECEMBER 31, 2014

For the three months ended December 31, 2014, ACRE Capital originated $130.5 million in commitments of Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans, $54.6 million in commitments of U.S. Department of Housing and Urban Development (“HUD”) loans, and $127.8 million in commitments of Federal Home Loan Mortgage Corporation (“Freddie Mac”) loans.

As of December 31, 2014, ACRE Capital’s multifamily servicing portfolio consisted of 976 loans with an unpaid principal balance of $4.1 billion. The carrying value of ACRE Capital’s mortgage servicing rights (“MSRs”) was $58.9 million at December 31, 2014.

RECENT DEVELOPMENTS

Effective January 1, 2015, the Company originated a $41.6 million transitional first mortgage loan on a skilled nursing facility located in New York.  At closing, the outstanding principal balance was approximately $41.6 million. The loan has an interest rate of LIBOR + 5.0% (plus origination and exit fees) subject to a 0.25% LIBOR floor and a term of two years.

Effective January 1, 2015, the Company’s manager transferred primary servicing of the Company’s investments to ACRE Capital.  The Company’s manager will continue to specially service, as needed, certain of the Company’s investments.

On January 20, 2015, and January 28, 2015, the Company transferred $3.9 million and $1.8 million, respectively, of the $170.0 million preferred equity investment to third party institutional investors.  As of March 5, 2015, the Company’s controlling financial interest in the preferred equity investment is 51.0% and the third party institutional investors own the remaining 49.0%.

On February 27, 2015, the agreement governing the BAML Line of Credit was amended to, among other things, increase the aggregate commitment to $135.0 million and extend the maturity date to June 30, 2016.

Subsequent to the year ended December 31, 2014, ACRE Capital rate-locked $17.7 million in Fannie Mae loan commitments.

On March 5, 2015, the Company declared a cash dividend of $0.25 per common share for the first quarter of 2015. The first quarter 2015 dividend is payable on April 15, 2015 to common stockholders of record as of March 31, 2015.

2015 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set April 24, 2015 as the record date for the Company’s 2015 Annual Meeting of Stockholders. The 2015 Annual Meeting of Stockholders will be held on June 24, 2015, at 11:00 a.m., Eastern Daylight Time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036.

INVESTMENT CAPACITY AND LIQUIDITY

As of March 2, 2015, the Company expects to have approximately $64 million in capital, either in cash or in approved but undrawn capacity under the Company’s financing facilities.  After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $54 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes.  Assuming that the Company uses such amount as capital to make new investments and leverages such amount under its facilities at a debt-to-equity ratio in the range of 2:1 to 3:1, the Company has the capacity to fund $160 million to $215 million of additional senior loan investments.

As of March 2, 2015, the total unfunded commitments for the Company’s existing loans held for investment were approximately $150 million.  In addition, borrowings under the Company’s financing facilities were approximately $515 million (excluding warehouse lines of credit in connection with the Company’s Mortgage Banking segment), debt issued in the form of commercial mortgage-backed securities was approximately $182 million, debt issued in the form of collateralized loan obligations was approximately $257 million and debt issued in the form of convertible senior notes was approximately $69 million.

FOURTH QUARTER 2014 DIVIDEND

On November 10, 2014, the Company declared a cash dividend of $0.25 per common share for the fourth quarter of 2014. The fourth quarter 2014 dividend was paid on January 15, 2015 to common stockholders of record as of December 31, 2014.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, March 5, 2015, the Company invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) to discuss its fourth quarter and full-year 2014 financial results. Please visit the Investor Resources section of Ares Commercial Real Estate Corporation’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 2800736 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 18, 2015 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10058540. An archived replay will also be available through March 18, 2015 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its Mortgage Banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE: ARES) (“Ares”), a publicly traded, leading global alternative asset manager with approximately $86 billion of assets under management as of December 31, 2014 and pro forma for Ares’ acquisition of Energy Investors Funds, which closed on January 1, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call, including the Company’s estimated earnings per share for the first quarter and full-year 2015, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, government-sponsored enterprise activity and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Any forward-looking statement, including any contained herein, speaks only as of the time of this release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call, including the Company’s estimated earnings per share for the first quarter and full-year 2015. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACTS

Carl Drake or John Stilmar

Ares Commercial Real Estate Corporation

888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2014	2013
ASSETS
Cash and cash equivalents ($47 related to consolidated VIEs as of December 31, 2014)	$16,551	$20,100
Restricted cash	66,121	16,954
Loans held for investment ($848,224 and $493,783 related to consolidated VIEs, respectively)	1,462,584	958,495
Loans held for sale, at fair value	203,006	89,233
Mortgage servicing rights, at fair value	58,889	59,640
Other assets ($3,438 and $2,552 of interest receivable related to consolidated VIEs, respectively; $18,352 of other receivables related to consolidated VIEs as of December 31, 2014)	60,502	32,493
Total assets	$1,867,653	$1,176,915
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	552,799	264,419
Warehouse lines of credit	193,165	—
Convertible notes	68,395	67,815
Commercial mortgage-backed securitization debt (consolidated VIE)	219,043	395,027
Collateralized loan obligation securitization debt (consolidated VIE)	308,703	—
Allowance for loss sharing	12,349	16,480
Due to affiliate	2,735	2,796
Dividends payable	7,147	7,127
Other liabilities ($498 and $384 of interest payable related to consolidated VIEs, respectively)	22,431	17,035
Total liabilities	1,386,767	770,699
Commitments and contingencies
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2014 and December 31, 2013, 28,586,915 and 28,506,977 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	284	284
Additional paid-in capital	420,344	419,405
Accumulated deficit	(17,674)	(13,473)
Total stockholders’ equity	402,954	406,216
Non-controlling interests in consolidated VIEs	77,932	—
Total equity	480,886	406,216
Total liabilities and equity	$1,867,653	$1,176,915

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,	For the year ended December 31,
	2014	2014
Net interest margin:
Interest income from loans held for investment	$19,641	$70,495
Interest expense	(8,983)	(33,637)
Net interest margin	10,658	36,858
Mortgage banking revenue:
Servicing fees, net	3,818	16,399
Gains from mortgage banking activities	8,415	17,492
Provision for loss sharing	18	1,364
Change in fair value of mortgage servicing rights	(2,117)	(7,650)
Mortgage banking revenue	10,134	27,605
Gain on sale of loans	—	680
Total revenue	20,792	65,143
Expenses:
Management fees to affiliate	1,471	5,916
Professional fees	1,069	3,733
Compensation and benefits	5,414	18,649
Acquisition and investment pursuit costs	—	20
General and administrative expenses	1,996	9,252
General and administrative expenses reimbursed to affiliate	1,000	4,000
Total expenses	10,950	41,570
Income from operations before income taxes	9,842	23,573
Income tax expense (benefit)	721	(1,043)
Net income attributable to ACRE	9,121	24,616
Net income attributable to non-controlling interests	(220)	(220)
Net income attributable to common stockholders	$8,901	$24,396
Net income per common share:
Basic earnings per common share	$0.31	$0.86
Diluted earnings per common share	$0.31	$0.85
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,475,898	28,459,309
Diluted weighted average shares of common stock outstanding	28,592,941	28,585,022

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION

AS OF DECEMBER 31, 2014 AND 2013

(in thousands)

2014:	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$15,045	$1,506	$16,551
Restricted cash	49,679	16,442	66,121
Loans held for investment	1,462,584	—	1,462,584
Loans held for sale, at fair value	—	203,006	203,006
Mortgage servicing rights, at fair value	—	58,889	58,889
Other assets	45,457	15,045	60,502
Total Assets	$1,572,765	$294,888	$1,867,653

2013:	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$14,444	$5,656	$20,100
Restricted cash	3,036	13,918	16,954
Loans held for investment	958,495	—	958,495
Loans held for sale, at fair value	84,769	4,464	89,233
Mortgage servicing rights, at fair value	—	59,640	59,640
Other assets	16,632	15,861	32,493
Total Assets	$1,077,376	$99,539	$1,176,915

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

FOURTH QUARTER DECEMBER 31, 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$19,641	$—		$19,641
Interest expense	(8,983)	—	(1)	(8,983)
Net interest margin	10,658	—		10,658

Mortgage banking revenue:
Servicing fees, net	—	3,818		3,818
Gains from mortgage banking activities	—	8,415		8,415
Provision for loss sharing	—	18		18
Change in fair value of mortgage servicing rights	—	(2,117)		(2,117)
Mortgage banking revenue	—	10,134		10,134

Total revenue	10,658	10,134		20,792

Expenses:
Management fees to affiliate	1,348	123		1,471
Professional fees	783	286		1,069
Compensation and benefits	—	5,414		5,414
General and administrative expenses	773	1,223		1,996
General and administrative expenses reimbursed to affiliate	853	147		1,000
Total expenses	3,757	7,193		10,950
Income from operations before income taxes	6,901	2,941		9,842
Income tax expense (benefit)	3	718		721
Net income attributable to ACRE	6,898	2,223		9,121
Net income attributable to non-controlling interests	(220)	—		(220)
Net income attributable to common stockholders	$6,678	$2,223		$8,901

(1)                                             Interest expense does not include interest expense related to the intercompany note between the two business segments presented, Mortgage Banking (conducted through ACRE Capital Holdings LLC) as borrower and Principal Lending (conducted through the Company) as lender.  Interest expense related to the intercompany note is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, interest expense and net income for the three months ended December 31, 2014 would have been $990 thousand and $1.2 million, respectively, for Mortgage Banking.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

FULL-YEAR 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$70,495	$—	$70,495
Interest expense	(33,637)	— (1)	(33,637)
Net interest margin	36,858	—	36,858

Mortgage banking revenue:
Servicing fees, net	—	16,399	16,399
Gains from mortgage banking activities	—	17,492	17,492
Provision for loss sharing	—	1,364	1,364
Change in fair value of mortgage servicing rights	—	(7,650)	(7,650)
Mortgage banking revenue	—	27,605	27,605

Gain on sale of loans	680	—	680
Total revenue	37,538	27,605	65,143

Expenses:
Management fees to affiliate	5,440	476	5,916
Professional fees	2,686	1,047	3,733
Compensation and benefits	—	18,649	18,649
Acquisition and investment pursuit costs	20	—	20
General and administrative expenses	3,003	6,249	9,252
General and administrative expenses reimbursed to affiliate	3,400	600	4,000
Total expenses	14,549	27,021	41,570
Income from operations before income taxes	22,989	584	23,573
Income tax expense (benefit)	240	(1,283)	(1,043)
Net income attributable to ACRE	22,749	1,867	24,616
Net income attributable to non-controlling interests	(220)	—	(220)
Net income attributable to common stockholders	$22,529	$1,867	$24,396

(1)                                             Interest expense does not include interest expense related to the intercompany note between the two business segments presented, Mortgage Banking (conducted through ACRE Capital Holdings LLC) as borrower and Principal Lending (conducted through the Company) as lender.  Interest expense related to the intercompany note is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, interest expense and net loss for the year ended December 31, 2014 would have been $3.7 million and $1.8 million, respectively, for Mortgage Banking.